CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 11, 2006 on the financial statements and financial highlights of Touchstone Tax-Free Trust, in Post-Effective Amendment Number
64 to the Registration Statement (Form N-1A, No. 002-72101), included in the Annual Report to Shareholders for the fiscal year ended June 30, 2006, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Cincinnati, Ohio
October 27, 2006